www.aviatnetworks.com

Aviat Networks Announces Fiscal 2022 Second Quarter and Six Month Financial Results

Total Revenue of $77.9 million; Up 10.4% Year-Over-Year
Adjusted EBITDA of $10.1 million; Flat compared to Prior Year

AUSTIN, Texas, February 2, 2022 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2022 second quarter ended December 31, 2021.

Second Quarter Highlights

•Company executed on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues and Adjusted EBITDA.
•Company launched Multiband XD (Extended Distance) which increases the link distance and improves Aviat’s position versus fiber.
•Solid balance sheet and liquidity helps position Company to execute on long-term plans.
Second Quarter Financial Highlights

•Total Revenues: $77.9 million, +10.4% from same quarter last year
◦North America: $51.0 million, +3.8% from same quarter last year
◦International: $26.8 million, +25.5% from same quarter last year
•GAAP Results: Gross Margin 36.2%; Operating Expenses $18.9 million; Operating Income $9.2 million; Net Income $5.9 million; Net Income per diluted share (“Net Income per share”) $0.49
•Non-GAAP Results: Adjusted EBITDA $10.1 million; Gross Margin 36.3%; Operating Expenses $19.2 million; Operating Income $9.0 million; Net Income $8.5 million; Net Income per share $0.71
•Net Cash: $42.3 million; no loans outstanding at quarter-end
•Buyback: Repurchased $1.9 million of stock in the quarter
“This was another successful quarter for Aviat,” said Peter Smith, President and Chief Executive Officer of Aviat. “We executed on our key long-term focus areas of sales growth, margin expansion, and meaningful bottom-line improvements and demonstrated Aviat’s differentiation.”
Mr. Smith continued to describe key strategic advances: “We launched our multi-band extended distance radio. This is the only radio capable of delivering 10 Gbps links over distances up to 20 km. Our previously announced high availability routing software achieved successful completion of factory acceptance testing (or FAT) with a large U.S. State customer. Finally, our international growth was driven by our highly differentiated portfolio and a customer base preparing for 5G deployments.”
Fiscal 2022 Second Quarter and Six Months Ended December 31, 2021

Revenues
The Company reported total revenues of $77.9 million for its fiscal 2022 second quarter, compared to $70.5 million in the comparable fiscal 2021 period, an increase of $7.3 million or 10.4%. North America revenue of $51.0 million increased by $1.9 million or 3.8%, compared to $49.2 million in the comparable fiscal 2021 period. International revenue was $26.8 million and compared to $21.4 million in the comparable fiscal 2021 period.

For the six months ended December 31, 2021, revenue grew by 10.4% to $151.0 million, as compared to $136.8 million in the comparable fiscal 2021 period. North America revenue of $102.0 million increased by $7.3 million or 7.7%, as compared to $94.7 million in the comparable fiscal 2021 period. International revenue of $49.0 million for the fiscal 2022 six-month period increased by $6.9 million or 16.3%, as compared to $42.2 million in the comparable fiscal 2021 period.

Gross Margins
In the fiscal 2022 second quarter, the Company reported GAAP gross margin of 36.2% and non-GAAP gross margin of 36.3%. This compares to GAAP gross margin of 38.2% and non-GAAP gross margin of 38.3% in the comparable fiscal 2021 period, a decrease of (200) basis points in each case. Gross margins continue to be pressured by expedite fees and inflation as we work to overcome supply chain issues. However, our pricing actions to offset higher costs are gaining momentum as evidenced by a 60 bps improvement in margins as compared to the prior fiscal quarter.

For the six months ended December 31, 2021, the Company reported GAAP gross margin of 35.9% and non-GAAP gross margin of 36.0%. This compares to GAAP gross margin of 37.4% and non-GAAP gross margin of 37.5% in the comparable fiscal 2021 period, a decrease of (150) basis points in each case.

Operating Expenses
GAAP total operating expenses for the fiscal 2022 second quarter were $18.9 million, compared to $19.0 million in the comparable fiscal 2021 period, a decrease of $(0.1) million or (0.4)%. Non-GAAP total operating expenses, excluding the impact of restructuring charges and share-based compensation, for the fiscal 2022 second quarter were $19.2 million, as compared to $18.3 million in the comparable fiscal 2021 period, an increase of $0.9 million or 5.2%. The increased spending resulted from R&D efforts to design around problematic suppliers and higher sales commissions due to revenue growth.

The Company reported GAAP total operating expenses for the fiscal 2022 six-month period of $38.2 million, as compared to $36.7 million in the comparable fiscal 2021 period, an increase of $1.5 million or 4.1%. On a non-GAAP basis, excluding the impact of restructuring charges and share-based compensation, total operating expenses for the fiscal 2022 six-month period were $37.1 million, as compared to $35.5 million in the fiscal 2021 period, an increase of $1.6 million or 4.4%.

Operating Income
The Company reported GAAP operating income of $9.2 million for the fiscal 2022 second quarter, compared to $7.9 million in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported operating income of $9.0 million for the fiscal 2022 second quarter, compared to $8.7 million in the comparable fiscal 2021 period.

For the fiscal 2022 six-month period, the Company reported $16.0 million in GAAP operating income, as compared to $14.4 million in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported operating income of $17.3 million, compared to $15.8 million in the comparable fiscal 2021 period.
Income Taxes
The Company reported GAAP income tax expense of $3.1 million in the fiscal second quarter, compared to $1.3 million in the comparable fiscal 2021 period, or an increase of $1.8 million.

For the fiscal 2022 six-month period, the Company reported GAAP income tax expense of $5.2 million, compared to $1.9 million in the comparable fiscal 2021 period, or an increase of $3.3 million.

Both the current quarter and six-month period increases were due to a higher estimated annual effective tax rate for the 2022 fiscal year subsequent to the third quarter of fiscal 2021 release of the $92.2 million U.S. valuation allowance against our deferred tax asset.

Net Income / Net Income Per Share
The Company reported GAAP net income of $5.9 million in the fiscal 2022 second quarter or GAAP net income per share of $0.49. This compared to GAAP net income of $6.6 million or GAAP net income per share of $0.58 in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported net income of $8.5 million or a non-GAAP net income per share of $0.71 in the fiscal 2022 second quarter, compared to a non-GAAP net income of $8.4 million or non-GAAP net income per share of $0.74 in the comparable fiscal 2021 period.

The Company reported a GAAP net income of $10.6 million for the fiscal 2022 six-month period, or GAAP net income per share of $0.89 This compared to GAAP net income of $12.6 million or GAAP net income per share of $1.12 in the comparable fiscal 2021 period. On a non-GAAP basis, the Company reported net income of $16.5 million or net income per share of $1.39 in the fiscal 2022 second quarter, as compared to non-GAAP net income of $15.3 million or net income per share of $1.36 in the comparable fiscal 2021 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2022 second quarter was $10.1 million, compared to $10.1 million in the comparable fiscal 2021 period.

For the fiscal 2022 six-month period, the Company reported Adjusted EBITDA of $19.7 million, as compared to $18.5 million in the comparable fiscal 2021 period a year-over-year increase of $1.2 million, or 6.7%.

Balance Sheet Highlights
The Company reported cash and cash equivalents as of $42.3 million as of December 31, 2021, compared to $47.3 million as of October 1, 2021. As of December 31, 2021 the Company has no loans outstanding. During our fiscal 2022 second quarter, as part of our stock repurchase program approved by our board of directors in May 2018, we purchased approximately 61,000 shares of our common stock for $1.9 million and classified them as treasury shares.
Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, February 2, 2022, to discuss its financial and operational results for the fiscal 2022 second quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; David M. Gray, Sr. Vice President and Chief Financial Officer; and Keith Fanneron, Vice President Global Finance and Investor Relations. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) 800-289-0720 or toll-free (INTL) 323-701-0160, conference ID: 3921926. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcast live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitations, Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2022, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including, without limitation, "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•the impact of COVID-19 on our business, operations and cash flows;
•continued price and margin erosion as a result of increased competition in the microwave transmission industry;
•the impact of the volume, timing, and customer, product, and geographic mix of our product orders;
•the timing of our receipt of payment for products or services from our customers;
•our ability to meet projected new product development dates or anticipated cost reductions of new products;
•our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, the effects of COVID-19 or other supply chain constraints;
•the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of our inputs;
•customer acceptance of new products;
•the ability of our subcontractors to timely perform;
•weakness in the global economy affecting customer spending;
•retention of our key personnel;
•our ability to manage and maintain key customer relationships;
•uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;
•our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;
•the results of our restructuring efforts;
•the ability to preserve and use our net operating loss carryforwards;
•the effects of currency and interest rate risks;
•the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;
•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;
•the conduct of unethical business practices in developing countries;
•the impact of political turmoil in countries where we have significant business;
•the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; and
•our ability to implement our stock repurchase program or the extent to which it enhances long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 25, 2021 as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Keith Fanneron
Vice President Global Finance & Investor Relations
Phone: (512) 861-1022
Email: keith.fanneron@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2022 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
Revenues:
Revenue from product sales	$53,467	$46,691	$104,314	$91,155
Revenue from services	24,397	23,840	46,708	45,666
Total revenues	77,864	70,531	151,022	136,821
Cost of revenues:
Cost of product sales	34,014	27,458	65,939	55,367
Cost of services	15,694	16,164	30,846	30,296
Total cost of revenues	49,708	43,622	96,785	85,663
Gross margin	28,156	26,909	54,237	51,158
Operating expenses:
Research and development expenses	6,169	5,419	12,079	10,266
Selling and administrative expenses	13,739	13,612	26,437	26,449
Restructuring (recovery) charges	(960)	—	(301)	—
Total operating expenses	18,948	19,031	38,215	36,715
Operating income	9,208	7,878	16,022	14,443
Other expense/(income), net	240	(38)	212	(73)
Income before income taxes	8,968	7,916	15,810	14,516
Provision for income taxes	3,052	1,275	5,212	1,939
Net income	$5,916	$6,641	$10,598	$12,577

Net income per share of common stock outstanding:
Basic	$0.52	$0.60	$0.95	$1.15
Diluted	$0.49	$0.58	$0.89	$1.12
Weighted-average shares outstanding:
Basic	11,309	11,008	11,172	10,914
Diluted	11,960	11,420	11,895	11,278

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2022 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 31, 2021	July 2, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$42,326	$47,942
Accounts receivable, net	69,074	48,135
Unbilled receivables	42,919	37,521
Inventories	25,615	23,436
Customer service inventories	1,771	1,431
Assets held for sale	2,218	2,218
Other current assets	11,124	9,556
Total current assets	195,047	170,239
Property, plant and equipment, net	10,010	11,701
Deferred income taxes	99,913	103,467
Right of use assets	3,371	3,816
Other assets	8,782	8,430
Total long-term assets	122,076	127,414
TOTAL ASSETS	$317,123	$297,653
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$43,515	$32,405
Accrued expenses	25,445	28,154
Short-term lease liabilities	595	769
Advance payments and unearned revenue	35,753	32,304
Restructuring liabilities	1,787	2,737
Total current liabilities	107,095	96,369
Unearned revenue	7,959	8,592
Long-term lease liabilities	2,924	3,223
Other long-term liabilities	352	356
Reserve for uncertain tax positions	5,293	5,164
Deferred income taxes	608	614
Total liabilities	124,231	114,318
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	112	112
Treasury stock	(3,408)	(787)
Additional paid-in-capital	820,791	818,939
Accumulated deficit	(610,004)	(620,602)
Accumulated other comprehensive loss	(14,599)	(14,327)
Total equity	192,892	183,335
TOTAL LIABILITIES AND EQUITY	$317,123	$297,653

AVIAT NETWORKS, INC.
Fiscal Year 2022 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2022 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31, 2021	% of Revenue	January 1, 2021	% of Revenue	December 31, 2021		% of Revenue	January 1, 2021	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$28,156	36.2%	$26,909	38.2%	$54,237		35.9%	$51,158	37.4%
Share-based compensation	102		93		170			165
Non-GAAP gross margin	28,258	36.3%	27,002	38.3%	54,407		36.0%	51,323	37.5%

GAAP research and development expenses	$6,169	7.9%	$5,419	7.7%	$12,079		8.0%	$10,266	7.5%
Share-based compensation	(22)		(57)		(98)			(97)
Non-GAAP research and development expenses	6,147	7.9%	5,362	7.6%	11,981		7.9%	10,169	7.4%

GAAP selling and administrative expenses	$13,739	17.6%	$13,612	19.3%	$26,437		17.5%	$26,449	19.3%
Share-based compensation	(637)		(668)		(1,356)			(1,127)
Non-GAAP selling and administrative expenses	13,102	16.8%	12,944	18.4%	25,081		16.6%	25,322	18.5%

GAAP operating income	$9,208	11.8%	$7,878	11.2%	$16,022		10.6%	$14,443	10.6%
Share-based compensation	761		818		1,624			1,389
Restructuring (recovery) charges	(960)		—		(301)			—
Non-GAAP operating income	9,009	11.6%	8,696	12.3%	17,345		11.5%	15,832	11.6%

GAAP income tax provision	$3,052	3.9%	$1,275	1.8%	$5,212		3.5%	$1,939	1.4%
Adjustment to reflect pro forma tax rate	(2,752)		(975)		(4,612)			(1,339)
Non-GAAP income tax provision	300	0.4%	300	0.4%	600		0.4%	600	0.4%

GAAP net income	$5,916	7.6%	$6,641	9.4%	$10,598		7.0%	$12,577	9.2%
Share-based compensation	761		818		1,624			1,389
Restructuring (recovery) charges	(960)		—		(301)			—
Adjustment to reflect pro forma tax rate	2,752		975		4,612			1,339
Non-GAAP net income	$8,469	10.9%	$8,434	12.0%	$16,533	16533000	10.9%	$15,305	11.2%

Net income per share:
GAAP	$0.49		$0.58		$0.89			$1.12
Non-GAAP	$0.71		$0.74		$1.39			$1.36

Shares used in computing net income per share
GAAP	11,960		11,420		11,895			11,278
Non-GAAP	11,960		11,420		11,895			11,278

Adjusted EBITDA:
GAAP net income	$5,916	7.6%	$6,641	9.4%	$10,598		7.0%	$12,577	9.2%
Depreciation and amortization of property, plant and equipment	1,129		1,407		2,393			2,661
Other expense/(income), net	240		(38)		212			(73)
Share-based compensation	761		818		1,624			1,389
Restructuring (recovery) charges	(960)		—		(301)			—
Provision for income taxes	3,052		1,275		5,212			1,939
Adjusted EBITDA	$10,138	13.0%	$10,103	14.3%	$19,738		13.1%	$18,493	13.5%
_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2022 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
	(In thousands)
North America	$51,046	$49,158	$101,983	$94,657
International:
Africa and the Middle East	13,535	10,663	24,237	21,234
Europe and Russia	2,908	1,511	5,611	3,773
Latin America and Asia Pacific	10,375	9,199	19,191	17,157
	26,818	21,373	49,039	42,164
Total revenue	$77,864	$70,531	$151,022	$136,821